UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

February 7, 2014
____________________________

GROWLIFE, INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

0-50385 (Commission File Number)		90-0821083 (IRS Employer Identification No.)
20301 Ventura Blvd, Suite 126 Woodland Hills, California 91364 (Address of Principal Executive Offices and zip code)

(800) 977-5255
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 7, 2014, GrowLife, Inc., a Delaware corporation (the “Company”), held a Special Meeting of Shareholders for the sole purpose of approving an amendment to the Company’s Certificate of Incorporation (the “Amendment”) to increase the authorized shares of common stock of the Company (“Common Stock”) from 1,000,000,000 to 3,000,000,000 (the “Common Stock Proposal”).  The Company’s Board of Directors (the “Board”) previously approved the Common Stock Proposal effective December 9, 2013, subject to shareholder approval at the Special Meeting of Shareholders.

The Common Stock Proposal was approved by Shareholders representing approximately 68.5% of the outstanding shares of the Company’s Common Stock voting at the meeting either in person or by proxy.

A total of 573,878,915 votes were cast at the meeting either in person or by proxy which represents approximately 77.7% of the issued and outstanding shares of the Company’s Common Stock.  Of the votes cast at the meeting, 506,035,500 shares voted in favor of the Common Stock Proposal (88.2% of shares voted) and 64,148,711 shares voted against (11.2% of shares voted), with 3,694,704 shares abstaining (0.6% of shares voted).  There were no broker non-votes.

The shareholder approval formally authorized the Company to file the Certificate of Amendment, which is effective as of February 13, 2014.

The Certificate of Amendment, as filed with the Delaware Secretary of State on February 13, 2014, is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07.   Submission of Matters to a Vote of Security Holders.

See Item 5.03.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of Certificate of Incorporation, dated February 13, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GrowLife, Inc.

Date: February 13, 2014	By:	/s/ Sterling C. Scott
Sterling C. Scott
Chief Executive Officer